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                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 25, 1996, which appears on page 25 of FORE Systems, Inc.'s Annual Report on Form 10-K for the fiscal year ended March 31, 1996.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

Pittsburgh, Pennsylvania
November 27, 1996